CUMMINS ENGINE COMPANY, INC.
                      ____________________________
                             EXHIBIT 10(l)
                             _____________
               RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS
               __________________________________________

                     Effective September 12, 1989

1.   Purpose.
     ________

     The Retirement Plan for Non-Employee Directors (the "Plan") has been established to provide term-certain pension payments, as set forth more fully herein, to eligible non-employee Directors of Cummins Engine Company, Inc. (the "Company"). The Plan is intended to enhance the Company's ability to attract and retain as Directors individuals with the highest caliber of experience, ability and judgment.

2.   Eligibility.
     ____________

     Each Director of the Company who is not an employee or former employee of the Company with vested rights under a pension plan sponsored by the Company, its subsidiaries or affiliates is eligible to participate in the Plan as set forth below.

3.   Participation.
     ______________

     An eligible Director shall become a Participant in the Plan commencing with the sixth (6th) year of service as a Director of the Company.

4.   Vesting.
     ________

     Each eligible Director shall be fully vested in benefits accrued under the Plan immediately upon becoming a Participant.

5.   Benefit Amount.
     _______________

     Each Participant shall be entitled to receive an annual benefit, payable annually, equal to the fees (excluding Committee fees) paid or payable to such Participant for services rendered as a Director of the Company during the one-year period immediately preceding the Participant's ceasing to be a Director.

6.   Commencement of Benefits.
     _________________________

     The annual benefit shall be payable on the first business day in the month of May each year, commencing with the May next following the later of (i) the date the Participant ceases to be a Director or (ii) the Participant's 65th birthday.

7.   Duration of Benefits.
     _____________________

     Once begun, the annual benefit shall be payable for the lesser of
     (i) the number of completed full years the Participant served as a Director or (ii) twenty (20) years.

8.   Payments Upon Death of Participant.
     ___________________________________

     In the event of death, a Participant's surviving spouse, if any, shall continue to receive annual benefit payments equal to fifty percent (50%) of the benefit payable to the Participant. If death occurs prior to commencement of benefits under paragraph 5, such spousal benefit payments shall continue for the greater of
     (i) ten (10) years or (ii) the number of years the Participant would have been entitled to payments under paragraph 7. If death occurs following commencement of benefits under paragraph 6, but prior to receiving the number of payments described in paragraph 7, such spousal benefits shall continue for the remaining number of payments.

9.   Payments Upon Change of Control.
     ________________________________

     Notwithstanding anything contained in paragraphs 6, 7 or 8 to the contrary, following a Change of Control (as hereinafter defined), each Participant (or beneficiary, if appropriate) shall be entitled to receive a lump sum payment of the actuarial equivalent of benefits accrued and remaining unpaid as of the date of the Change of Control. The lump sum equivalent shall be calculated assuming (a) the interest rate used by the Pension Benefit Guaranty Corporation in determining the value of immediate benefits as of the immediately preceding January 1 and
     (b) the mortality tables incorporated by reference into the Cummins Engine Company, Inc. and Affiliates Retirement Plan A.

     For purposes of this Plan a "Change of Control" means the occurrence of any of the following: (i) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted in whole or in part into cash, other securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) any "person" (as such term is used in Sections 12 (d) (3) and 14 (d)
     (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, shall become the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors ("Voting Shares"), as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (iv) at any time during a period of two consecutive years, individuals who, at the beginning of such period constituted the Board of Directors of the Company, shall cease for any reason to constitute at least a majority thereof, unless the Company's stockholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period, or (v) any other event shall occur that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.

10.  Funding of Benefits.
     ____________________

     The Company shall set aside funds to satisfy its obligations hereunder by making deposits to the grantor trust created under agreement dated February 1, 1988 (the "Trust") by and between the Company and Wachovia Bank and Trust Company, N.A. (the "Trustee") or any successor trust thereto. Deposits to the Trust to fund such obligations shall be calculated on a sound actuarial basis. Benefit payments will be made from the Trust by the Trustee to the extent not paid by the Company.

11.  Miscellaneous.
     ______________

     (a) Participation in the Plan shall not confer any rights concerning nomination for re-election to the Board of Directors of the Company.

     (b) The Board of Directors of the Company shall be responsible for the administration of the Plan. Any decisions by the Board of Directors (as reflected in its approved minutes) shall be final.

     (c) The Plan shall continue in force with respect to any Participant until completion of any payments due hereunder. The Company may, however, at any time, amend or terminate the Plan, provided, however, that no such termination or amendment shall deprive any Participant or surviving spouse of any benefits accrued under the Plan prior to such amendment.

     (d) No right or interest of a Participant or surviving spouse under the Plan shall be subject to voluntary or involuntary alienation, assignment or transfer of any kind.